UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2008

SCIENTIFIC LEARNING CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24547

DE	94-3234458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Frank H. Ogawa Plaza , Suite 600, Oakland , CA 94612
(Address of principal executive offices, including zip code)

510-444-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)
On December 12, 2008, the Board of Directors of the Company appointed Robert E. Feller to be the Company's Chief Financial Officer, to be effective upon Mr. Feller's first date of full-time employment with the Company, which is December 15, 2008.
From 2006 until joining the Company, Mr. Feller, age 40, served as Vice President, Finance and Administration at AdBrite, Inc, which operates an Internet-based advertising marketplace. Prior to AdBrite, he served in financial leadership positions of increasing responsibility at salesforce.com, a leading provider of web-based customer relationship management services, from 2005 to 2006 as Vice President, Finance and from 2003 to 2005 as Corporate Controller and Senior Director Finance. From 2001 to 2003 Mr. Feller was Corporate Controller and Senior Director Finance for Soma Networks, a wireless equipment manufacturer. Mr. Feller began his career as an auditor with Arthur Andersen, LLP. He holds an MBA from the Ross School of Business at the University of Michigan and a BA from the University of Michigan.
There are no family relationships between Mr. Feller and any of the Company's executive officers or directors.
(e)
On December 12, 2008, the Compensation Committee of the Board of Directors of the Company approved, and the Company therefore entered into an employment agreement with Robert E. Feller, the Company's new Chief Financial Officer.
Mr. Feller's terms of employment include:
-        Annualized base salary of $220,000;
-        Participation in the Company's 2009 Management Incentive Plan, with annual bonus potential of 40% of base salary upon achievement of 100% of all targets (shared financial targets and individual goals);
-        Incentive stock options for 40,000 shares, with an exercise price equal to the fair market value of the stock on Mr. Feller's start date (anticipated to be approximately December 15, 2008), vesting over four years, with 25% of such shares to vest on the first anniversary of Mr. Feller's start date and the remainder vesting in equal monthly installments over the following 36 months;
-        Participation in the Company's regular employee benefits, starting on the first day of the month after his start date; and
-        Severance benefits:
       i.    If Mr. Feller's employment is terminated other than for cause in the first year, the one-year vesting cliff is disregarded, and he receives the benefit of straight-line monthly vesting; and
       ii.   If there is a change of control, and within 18 months Mr. Feller is terminated without cause or resigns because of a material change in his position, responsibilities, pay or location, then the option accelerates one year and he receives 6 months base salary.

A copy of Mr, Feller's offer of employment is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
10.1 Offer of Employment Letter Agreement with Robert E. Feller

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC LEARNING CORP

Date: December 15, 2008	By:	/s/ Linda L. Carloni
Linda L. Carloni
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Robert E. Feller Offer Letter